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                                                                       Exhibit 8

            LIST OF SUBSIDIARIES OF VIATEL HOLDING (BERMUDA) LIMITED

- VTL-TP (Bermuda) Limited (Bermuda)

- Viatel Belgium NV (Belgium)

- Viatel Operations SA (France)

- VTL, Inc. (U.S.)

      -     Viatel Belgium Limited (UK)

      -     Viatel Circe Assets Limited (UK)

      -     VTL (UK) Limited (UK)

            - Viatel Internet Limited

- Viatel Broadband Limited (UK)

- Viatel Holding (Europe) Limited (UK)

      -     Viatel Equipment Limited (UK)

      -     VTL Telecom GmbH (UK)

      -     Viatel German Asset GmbH (Gemany)

      -     Viatel Global Communications BV (The Netherlands)

            - Viafoperations Communications BV (The Netherlands)

      -     Viaphone AG